Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan Administrator

Nuevo Energy Company

    401(k) Retirement Plan

We consent to the incorporation by reference in the Registration Statement No. 333-51211 on Form S-8 of Nuevo Energy Company of our report dated June 1, 2004, appearing in this annual report on Form 11-K of Nuevo Energy Company 401(k) Retirement Plan as of December 31, 2003 and 2002 and for the year ended December 31, 2003.

/s/ Melton & Melton, L.L.P.

Houston, Texas

June 24, 2004